Exhibit 99.1

Contacts:
Bassett Furniture Industries, Inc.	J. Michael Daniel
P.O. Box 626	Senior Vice President and
Bassett, VA 24055	Chief Financial Officer
(276) 629-6620 – Investors
mdaniel@bassettfurniture.com

Peter D. Morrison
Vice President of Communications
(276) 629-6450 – Media

For immediate release

Bassett Reports Fiscal Second Quarter Results

(Bassett, Va.) – July 9, 2025 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) reported today its results of operations for its second quarter ended May 31, 2025.

Q2 Consolidated Business Highlights: [FY 25 vs. FY 24, unless otherwise specified]

●	Revenues increased 1.1% from the prior year quarter. Excluding sales from Noa Home Inc. which closed in late 2024, consolidated revenues increased 2.5%.
●

Operating income was $2.5 million or 3.0% of sales as compared to a loss of $(8.5) million for the prior year quarter which included $5.5 million of asset impairment charges and $2.7 million of additional inventory valuation charges.

●

Gross margin at 55.6% represented a 310 basis point improvement over the prior year as the Company recorded the above-mentioned inventory valuation charges in the second quarter of 2024. Excluding those charges, gross margin would have been essentially flat to the prior year quarter.

●

Selling, general and administrative expenses were 52.7% of sales, 330 basis points lower than the prior year, reflecting benefits from the prior year restructuring plan and on-going cost containment activities.

●	Generated $7.0 million of operating cash flow.
●	Diluted earnings per share of $0.22 as compared to a loss of $(0.82) in the prior year.

Fiscal 2025 Second Quarter Overview

(Dollars in millions)

	Sales				Operating Income (Loss)
	2nd Qtr		Dollar	%	2nd Qtr	% of	2nd Qtr	% of
	2025	2024	Change	Change	2025	Sales	2024	Sales
Consolidated (1)	$84.3	$83.4	$0.9	1.1%	$2.5	3.0%	$(8.5)	-10.1%

Wholesale	$54.2	$52.6	$1.6	3.1%	$8.3	15.3%	$5.7	10.8%

Retail	$54.2	$50.5	$3.7	7.5%	$0.5	0.9%	$(2.2)	-4.4%

Corporate & Other (2)	$-	$1.1	$(1.1)	-100.0%	$(6.5)	N/A	$(6.9)	N/A

(1)

Our consolidated results for the quarter include certain intercompany eliminations. Consolidated results for the 2nd quarter of 2024 include asset impairment charges of $5.5 million which are not allocated to our segment operating results. See Table 4, "Segment Information" below for an illustration of the effects of these items on our consolidated sales and operating income.

(2)	Corporate and Other includes the operations of Noa Home Inc. (fiscal 2024 only) along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.

“We’re pleased with both revenue and operating income improvements in the second quarter, despite the ongoing challenges affecting consumer confidence and purchasing decisions, including a historically weak housing market and uncertainty about the impact of trade tariffs on the cost of goods,” said Robert H. Spilman, Jr., Bassett Chairman and Chief Executive Officer. “Our rigorous attention to increased operating efficiency, product launches, expanded e-commerce capabilities and more customized marketing helped us weather this tepid home furnishings market. We believe these advantages and our strong US manufacturing base position Bassett well to serve both wholesale and retail markets for the second half of fiscal 2025.”

Conference Call and Webcast

The Company will hold a conference call to discuss its quarterly results on July 10, 2025, at 9:00 am ET. The public is invited to listen to the conference call by webcast, accessible through the Company’s investor relations website, https://investors.bassettfurniture.com/. Participants can also listen to the conference call via https://edge.media-server.com/mmc/p/gcbdwqr7. A replay and transcript of the conference call will be available on demand on the investor relations site.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ: BSET) is a leading provider of high-quality home furnishings with a wide range of distribution types. Bassett sales approximately 60% of its products through its network of 87 company- and licensee-owned stores which feature the latest on-trend furniture styles, the Company’s capabilities in custom furniture design and manufacturing, free in-home design visits, and coordinated decorating accessories in a professional and friendly environment. Bassett also has a significant traditional wholesale business with more than 1,000 open market accounts. Most of the open market sales are through Bassett Design Centers and Bassett Custom Studios which function as a store within a multi-line store featuring the Company’s custom furniture capabilities. The wholesale business, including the Lane Venture outdoor brand, also services general furniture stores and a growing number of interior design firms. Bassett products are also directly available to consumers at www.bassettfurniture.com. (BSET-E)

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the second fiscal quarter of 2025, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward-looking statements. Expectations included in the forward-looking statements are based on preliminary information, as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

Table 1
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations - unaudited
(In thousands, except for per share data)

	Quarter Ended				Six Months Ended*
	May 31, 2025		June 1, 2024		May 31, 2025		June 1, 2024
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales of furniture and accessories	$84,348	100.0%	$83,410	100.0%	$166,510	100.0%	$169,964	100.0%
Cost of furniture and accessories sold	37,439	44.4%	39,650	47.5%	72,771	43.7%	78,337	46.1%
Gross profit	46,909	55.6%	43,760	52.5%	93,739	56.3%	91,627	53.9%

Selling, general and administrative expenses	44,412	52.7%	46,707	56.0%	88,787	53.3%	96,931	57.0%
Asset impairment charges	-	0.0%	5,515	6.6%	-	0.0%	5,515	3.2%
Income (loss) from operations	2,497	3.0%	(8,462)	-10.1%	4,952	3.0%	(10,819)	-6.4%

Interest income	521	0.6%	627	0.8%	1,080	0.6%	1,383	0.8%
Other loss, net	(422)	-0.5%	(276)	-0.3%	(881)	-0.5%	(380)	-0.2%
Income (loss) before income taxes	2,596	3.1%	(8,111)	-9.7%	5,151	3.1%	(9,816)	-5.8%

Income tax expense (benefit)	678	0.8%	(910)	-1.1%	1,379	0.8%	(1,422)	-0.8%
Net income (loss)	1,918	2.3%	(7,201)	-8.6%	3,772	2.3%	(8,394)	-4.9%

Basic and diluted earnings (loss) per share	$0.22		$(0.82)		$0.43		$(0.96)

*26 weeks in fiscal 2025 versus 27 weeks in fiscal 2024.

Table 2
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
Assets	May 31, 2025	November 30, 2024
Current assets
Cash and cash equivalents	$39,433	$39,551
Short-term investments	20,385	20,360
Accounts receivable, net	12,883	13,181
Inventories, net	59,362	54,965
Recoverable income taxes	4,607	4,240
Other current assets	7,523	9,242
Total current assets	144,193	141,539

Property and equipment, net	75,088	77,047

Other long-term assets
Deferred income taxes, net	5,493	6,867
Goodwill	7,217	7,217
Intangible assets	6,939	6,968
Right of use assets under operating leases	84,877	93,624
Other	7,526	7,908
Total long-term assets	112,052	122,584
Total assets	$331,333	$341,170

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,533	$13,303
Accrued compensation and benefits	7,798	6,898
Customer deposits	24,029	25,742
Current portion of operating lease obligations	19,702	18,050
Other accrued expenses	8,462	9,410
Total current liabilities	74,524	73,403

Long-term liabilities
Post employment benefit obligations	10,814	10,882
Long-term portion of operating lease obligations	78,116	88,395
Other long-term liabilities	1,103	1,163
Total long-term liabilities	90,033	100,440

Stockholders’ equity
Common stock	43,410	43,681
Retained earnings	122,597	122,847
Additional paid-in-capital	-	6
Accumulated other comprehensive income	769	793
Total stockholders' equity	166,776	167,327
Total liabilities and stockholders’ equity	$331,333	$341,170

Table 3
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Six Months Ended*
	May 31, 2025	June 1, 2024
Operating activities:
Net income (loss)	$3,772	$(8,394)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,478	5,291
Asset impairment charges	-	5,515
Inventory valuation charges	1,292	3,879
Deferred income taxes	1,374	(1,440)
Other, net	642	689
Changes in operating assets and liabilities:
Accounts receivable	298	241
Inventories	(5,689)	2,228
Other current and long-term assets	1,352	(1,217)
Right of use assets under operating leases	8,474	8,707
Customer deposits	(1,713)	233
Accounts payable and other liabilities	978	(6,930)
Obligations under operating leases	(8,355)	(10,721)
Net cash provided by (used in) operating activities	6,903	(1,919)

Investing activities:
Purchases of property and equipment	(2,275)	(3,683)
Other	(74)	(383)
Net cash used in investing activities	(2,349)	(4,066)

Financing activities:
Cash dividends	(3,476)	(3,153)
Other issuance of common stock	165	179
Repurchases of common stock	(1,158)	(489)
Taxes paid related to net share settlement of equity awards	(136)	(161)
Repayments of finance lease obligations	(67)	(153)
Net cash used in financing activities	(4,672)	(3,777)
Effect of exchange rate changes on cash and cash equivalents	-	1
Change in cash and cash equivalents	(118)	(9,761)
Cash and cash equivalents - beginning of period	39,551	52,407

Cash and cash equivalents - end of period	$39,433	$42,646

*26 weeks in fiscal 2025 versus 27 weeks in fiscal 2024.

Table 4
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter Ended		Six Months Ended*
	May 31, 2025	June 1, 2024	May 31, 2025	June 1, 2024
Sales Revenue
Wholesale sales of furniture and accessories	$54,229	$52,610	$107,156	$107,310
Less: Sales to retail segment	(24,113)	(20,752)	(48,172)	(44,514)
Wholesale sales to external customers	30,116	31,858	58,984	62,796
Retail sales of furniture and accessories	54,232	50,468	107,526	104,222
Corporate & Other - Noa Home (1)	-	1,084	-	2,946
Consolidated net sales of furniture and accessories	$84,348	$83,410	$166,510	$169,964

Income (Loss) before Income Taxes
Income (Loss) from Operations
Wholesale	$8,290	$5,687	$16,975	$12,446
Retail	482	(2,222)	434	(3,834)
Net expenses - Corporate and other (1)	(6,521)	(6,942)	(12,747)	(14,537)
Inter-company elimination	246	530	290	621
Asset impairment charges	-	(5,515)	-	(5,515)
Consolidated income (loss) from operations	2,497	(8,462)	4,952	(10,819)

Interest income	521	627	1,080	1,383
Other loss, net	(422)	(276)	(881)	(380)
Consolidated income (loss) before income taxes	$2,596	$(8,111)	$5,151	$(9,816)

*26 weeks in fiscal 2025 versus 27 weeks in fiscal 2024.

(1)	Corporate and Other includes the operations of Noa Home Inc. (fiscal 2024 only) along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.